UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2005

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:		(952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     As discussed in Item 5.02 below, on January 14, 2005, Douglas J. Nesbit resigned from his positions as Chief Financial Officer, Treasurer and Secretary of HEI, Inc. (the “Company”), effective immediately. Mr. Nesbit previously entered into an Employment Agreement with the Company on October 1, 2003, which provided for his employment as Chief Financial Officer of the Company. This Employment Agreement also terminated on January 14, 2005; however, certain provisions of such Employment Agreement regarding noncompetition, confidentiality, return of property and invention survive termination of such Employment Agreement and termination of Mr. Nesbit’s employment with the Company. The terms and conditions of such Employment Agreement are more fully set forth in Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003, which exhibit is incorporated herein by reference in its entirety.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 14, 2005, the Company issued a press release announcing that Douglas J. Nesbit resigned from his positions as Chief Financial Officer, Treasurer and Secretary of the Company, effective immediately, and that Timothy Clayton, age 50, of Emerging Capital was appointed as interim Chief Financial Officer, effective January 17, 2005. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99 to this Current Report on Form 8-K.

     Mr. Clayton is a principal of Emerging Capital, a Minneapolis-based consulting firm which focuses on financial management and strategic planning for emerging growth companies. Since founding Emerging Capital in 2000, Mr. Clayton has served as a key advisor to a number of public and private companies. Previously, from 1997 to 2000, Mr. Clayton was Executive Vice President, Chief Financial Officer and Treasurer of Building One Services, a $1.6 billion provider of facility services. Prior to that, from 1988 to 1997, Mr. Clayton served as an audit partner with what is now PriceWaterhouseCoopers, an independent registered public accounting firm. Mr. Clayton is a certified public accountant and holds a bachelor’s degree in accounting from Michigan State University. Mr. Clayton is a Member of the Board of Directors for the National Federation of Independent Businesses and Agribank.

     The Company anticipates that it will enter into a written consulting agreement with Emerging Capital pursuant to which, among other things, the Company will pay Emerging Capital a monthly fee of $15,000 for Mr. Clayton’s services. The Company also anticipates that it will enter into a written separation agreement with Mr. Nesbit. The Company will file copies of such employment and separation agreements by amendment to this Current Report on Form 8-K if and when such agreements are executed.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibit relating to Item 5.02 shall be deemed furnished and not filed as a part of this Current Report on Form 8-K.

Item No.	Description
99	Press Release dated January 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: January 21, 2005	By /s/ Mack V. Traynor, III
Mack V. Traynor, III
Chief Executive Officer and President (Duly Authorized Officer)

Exhibit Index

Item No.	Description
99	Press Release dated January 14, 2005.